UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 11, 2008

Innovex, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-13143	41-1223933
(Commission File Number)	(I.R.S. Employer Identification No.)
3033 Campus Drive, Suite E180 Plymouth, MN	55441
(Address Of Principal Executive Offices)	(Zip Code)

(763) 383-4000
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1, 2, 4 through 8 are not applicable and therefore omitted.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 11, 2008, Innovex, Inc. (the "Company") received a Staff Deficiency Letter from The Nasdaq Stock Market which stated that the Company’s stockholders’ equity at December 29, 2007 was less than the $10 million minimum in stockholders’ equity required for continued listing on The Nasdaq Global Market under Marketplace Rule 4450(a)(3). As reported in the Company’s Quarterly on Form 10-Q for the period ended December 29, 2007, the Company’s stockholders’ equity was $6,163,044.

In its letter, Nasdaq staff requested that the Company provide, on or before February 26, 2008, a plan to achieve and sustain compliance with all of The Nasdaq Global Market listing requirements, including the minimum stockholders’ equity requirement. If Nasdaq staff determines that the Company has not presented an appropriate definitive plan, the staff will provide the Company with a written notification that its securities will be delisted from The Nasdaq Global Market. The Company may then appeal the Nasdaq staff’s delisting determination to the Nasdaq Listing Qualifications Panel. The Company also may consider applying to list its securities on The Nasdaq Capital Market if it satisfies the requirements for continued listing on that market.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 1, 2008, the Board of Directors resolved that the following persons be elected to serve as committee members of the following designated committees:

Compensation Committee:	Ken White (Chairman)
Allen Andersen
John Clark

Audit Committee:	Phil Ankeny (Chairman)
John Clark
Ken White

Governance Committee:	John Clark (Chairman)
Allen Andersen
Phil Ankeny

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 15, 2008 issued by Innovex, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INNOVEX, INC.

		By:	/s/ Douglas W. Keller
Douglas W. Keller
Vice President, Finance

Date:	February 15, 2008